Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statements (Nos. 333-255311, 333-231204 and 333-234255) on Form S-3 and (Nos. 333-241657, 333-202207, 333-209441, 333-216227, 333-223431 and 333-231207) on Form S-8 of Kiora Pharmaceuticals, Inc. (formerly Eyegate Pharmaceuticals, Inc.), of our report dated April 15, 2022, except for the effects of the restatement discussed in Note 2 to the financial statements, as to which the date is July 6, 2022, with respect to the balance sheets of Kiora Pharmaceuticals, Inc., as of December 31, 2021 and 2020, and the related statements of operations and comprehensive loss, stockholders’ equity and cash flows for each of the years in the two-year period ended December 31, 2021, and the related notes (collectively the “financial statements”), which report appears in the December 31, 2021 annual report on Amendment No 1 to Form 10-K/A of Kiora Pharmaceuticals, Inc.  Our report includes an explanatory paragraph about the existence of substantial doubt concerning the Company's ability to continue as a going concern.

/s/ EisnerAmper LLP
EISNERAMPER LLP
Iselin, New Jersey
July 6, 2022